Exhibit 99.3

AUDITED FINANCIAL STATEMENTS

OBERON ASSOCIATES, INC.

JUNE 30, 2007 AND 2006 WITH

REPORT OF INDEPENDENT ACCOUNTANTS

REPORT OF INDEPENDENT ACCOUNTANTS

August 31, 2007

To the Stockholders and Board of Directors of

Oberon Associates, Inc.:

In our opinion, the accompanying balance sheets and the related statements of income, of stockholders’ equity, and of cash flows present fairly, in all material respects, the financial position of Oberon Associates, Inc. at June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

OBERON ASSOCIATES, INC.

BALANCE SHEETS

JUNE 30, 2007 AND 2006

	2007	2006

ASSETS

Current assets

Cash and cash equivalents	$0	$0
Accounts receivable	11,380,846	6,678,938
Unbilled receivables	549,495	233,752
Deferred income taxes	81,000	154,000
Prepaid expenses and other current assets	248,444	296,454

Total current assets	12,259,785	7,363,144

Property and equipment, net	753,923	642,599
Deposits	47,028	46,828

Total assets	$13,060,736	$8,052,571

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Bank overdraft	$342,750	$216,508
Accounts payable and accrued expenses	587,354	548,563
Accrued payroll and related liabilities	4,060,490	2,750,556
Income taxes payable	553,000	259,000
Notes payable	2,470,524	1,208,118

Total current liabilities	8,014,118	4,982,745

Notes payable	21,875	109,371

Total liabilities	8,035,993	5,092,116

Stockholders’ equity

Common stock - $0.02 par value, 100,000 shares authorized, 69,849 and 69,690 shares issued and outstanding, respectively	1,397	1,394
Additional paid-in capital	398,930	277,536
Notes receivable - stockholder	0	(74,858)
Retained earnings	4,624,416	2,756,383

Total stockholders’ equity	5,024,743	2,960,455

Commitments

Total liabilities and stockholders’ equity	$13,060,736	$8,052,571

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

STATEMENTS OF INCOME

YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006

Revenue	$48,392,328	$32,263,170

Costs and expenses

Direct labor	19,787,339	13,768,362
Other direct costs	7,197,762	5,144,011
Indirect costs	13,964,166	10,266,959
Interest and other unallowable expenses	283,023	261,199

Total expenses	41,232,290	29,440,531

Income before provision for income taxes	7,160,038	2,822,639

Provision for income taxes	(2,830,000)	(1,090,000)

Net income	$4,330,038	$1,732,639

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED JUNE 30, 2007 AND 2006

			Additional	Note		Total
	Common Stock		Paid-in	Receivable -	Retained	Stockholders’
	Shares	Amount	Capital	Stockholder	Earnings	Equity

Balance at June 30, 2005	67,800	$1,356	$193,529	$(84,699)	$1,071,440	$1,181,626

Sale of common stock and issuance of note receivable - stockholder	1,000	20	43,480	0	0	43,500

Repayments under note receivable - stockholder	0	0	0	9,841	0	9,841

Exercise of stock options	1,990	40	40,659	0	0	40,699

Repurchase of common stock	(1,100)	(22)	(132)	0	(47,696)	(47,850)

Net income	0	0	0	0	1,732,639	1,732,639

Balance at June 30, 2006	69,690	1,394	277,536	(74,858)	2,756,383	2,960,455

Dividends on common stock, $4.00 per share	0	0	0	0	(278,760)	(278,760)

Dividend on common stock, $30.00 per share	0	0	0	0	(2,095,470)	(2,095,470)

Repayments under note receivable - stockholder	0	0	0	74,858	0	74,858

Exercise of stock options	479	9	127,398	0	0	127,407

Repurchase of common stock	(320)	(6)	(6,004)	0	(87,775)	(93,785)

Net income	0	0	0	0	4,330,038	4,330,038

Balance at June 30, 2007	69,849	$1,397	$398,930	$0	$4,624,416	$5,024,743

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006

Cash flows from operating activities:

Net income	$4,330,038	$1,732,639
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	182,761	136,099
Loss on disposal of fixed assets	4,200	0
Deferred income taxes	73,000	(73,000)
(Increase) decrease in:
Accounts receivable	(4,701,908)	(2,572,623)
Unbilled receivables	(315,743)	(90,208)
Prepaid expenses and other current assets	48,010	(260,165)
Increase (decrease) in:
Accounts payable and accrued expenses	38,791	214,677
Accrued payroll and related liabilities	1,309,934	1,146,704
Income taxes payable	294,000	(321,000)

Total adjustments	(3,066,955)	(1,819,516)

Net cash provided by (used in) operating activities	1,263,083	(86,877)

Cash flows from investing activities:

Principal repayments under note receivable - stockholder	74,858	9,841
Purchases of property and equipment	(298,285)	(348,042)
Increase in deposits	(200)	(30,625)

Net cash used in investing activities	(223,627)	(368,826)

Cash flows from financing activities:

Increase in bank overdraft	126,242	216,508
Net borrowings under notes payable	1,174,910	150,384
Proceeds from exercise of stock options	127,407	84,199
Repurchase of common stock	(93,785)	(47,850)
Payment of dividends	(2,374,230)	0

Net cash (used in) provided by financing activities	(1,039,456)	403,241

Net change (decrease) in cash and cash equivalents	0	(52,462)

Cash and cash equivalents at the beginning of the year	0	52,462

Cash and cash equivalents at the end of the year	$0	$0

The accompanying notes are an integral part of these financial statements.

OBERON ASSOCIATES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2007 AND 2006

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Oberon Associates, Inc. (the Company) was incorporated in the Commonwealth of Virginia in 2002.  The Company, which is privately held, provides systems development and integration, application development, knowledge management and other information technology related services to agencies of the federal government and the private sector.

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Revenue recognition

A substantial portion of the Company’s contract revenue results from contracts and subcontracts with agencies of the federal government.  Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.  Revenue on fixed-price contracts is recognized using the percentage-of-completion method of accounting.  Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables. Losses on contracts are provided for in the period they are first determined.

Federal government contract costs, including indirect costs, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue has been recorded in amounts which are expected to be realized upon final settlement.

Cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years.  Amortization of leasehold improvements is computed on a straight-line basis over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

Income taxes are recorded using the liability method. The income tax provision includes federal and state income taxes both currently payable and changes in deferred taxes due to differences between financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes.  This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This interpretation is effective as of the beginning of the first fiscal year beginning after December 15, 2006.  The Company has not determined whether the adoption of this interpretation will have a material effect on its financial position, results of operations or cash flows.

Stock-based compensation

Effective July 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values.  SFAS No. 123R requires companies to estimate the fair value or calculated value of share-based payment awards on the date of grant using an option-pricing model.  The value of awards that are ultimately expected to vest is recognized as expense over the requisite service period.  The Company uses the Black-Scholes Option Pricing Model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123).  Prior to July 1, 2006, the Company accounted for stock-based compensation using the intrinsic method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), as permitted under SFAS No. 123.  The Company also followed the disclosure provisions of SFAS No. 123 and reported the pro-forma impact of stock option expense in the footnotes to its financial statements.  Under the intrinsic value method, no stock-based compensation expense had been recognized in the Company’s statements of operations because the exercise price of the Company’s stock options granted to employees and directors equaled the fair market value of the underlying stock at the date of grant.

The Company adopted SFAS No. 123R using the prospective transition method, which requires the application of the accounting standard to new awards made, as well as awards from previous years that have been modified, repurchased, or cancelled after June 30, 2006.  The Company continues to account for any portion of awards outstanding at June 30, 2006 using the accounting principles originally applied to those awards (either the minimum value method under SFAS No. 123 or the provisions of APB Opinion No. 25 and its related interpretive guidance).  Under these methods, the Company did not recognize any compensation cost during the year ended June 30, 2007 for stock options and other applicable awards to employees granted prior to July 1, 2006.

Fair value of financial instruments

The fair value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities have approximated their carrying amounts due to the relatively short maturity of these items.

Reclassifications

Certain amounts presented in the 2006 financial statements have been reclassified to conform to the 2007 presentation.  These reclassifications have no effect on the previously recorded net income.

NOTE 2 - UNBILLED RECEIVABLES

Unbilled receivables consist of the following at June 30:

	2007	2006

Amounts billable upon receipt of funding	$278,047	$0
Amounts currently billable	191,273	233,752
Amounts billable upon the completion of milestones	80,175	0

	$549,495	$233,752

NOTE 3 - NOTE RECEIVABLE - STOCKHOLDER

During the year ended June 30, 2005, the Company issued common stock to an employee in exchange for a note receivable for $91,880.  Under the terms of the agreement, the employee is required to make monthly payments of principal and accrued interest.  The note bears interest at 4.5% per annum and is due in May 2012.  The remaining balance of this note receivable plus accrued interest was repaid during the year ended June 30, 2007.  The amount has been shown as an addition to stockholders’ equity in the accompanying statement of stockholders’ equity.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at June 30:

	2007	2006

Computer equipment	$343,296	$231,080
Computer software	218,903	175,722
Leasehold improvements	209,055	81,151
Vehicles	128,378	132,378
Office equipment	124,513	115,914
Furniture and fixtures	91,024	85,839

	1,115,169	822,084
Less: accumulated depreciation and amortization	(361,246)	(179,485)

	$753,923	$642,599

Depreciation and amortization expense on property and equipment totaled $182,761 and $136,099 for the years ended June 30, 2007 and 2006, respectively.

NOTE 5 - NOTES PAYABLE

Notes payable consists of the following at June 30:

	2007	2006

The Company maintains a bank line-of-credit under which it may borrow up to the lesser of $7,500,000 or a percentage of eligible accounts receivable as defined. Interest accrues on borrowings at LIBOR plus 2.10% (7.46% as of June 30, 2007). The line-of-credit is secured by substantially all of the Company’s assets and is guaranteed by the Company’s two principal stockholders	$2,383,028	$1,120,614

The Company has a term note payable with a bank which is secured by substantially all of the Company’s assets and is guaranteed by the Company’s two principal stockholders. Monthly principal installments of $7,292 plus interest at the bank’s prime rate (8.25% at June 30, 2007) are due through November 2008.	109,371	196,875

Total notes payable	2,492,399	1,317,489

Less: current portion	(2,470,524)	(1,208,118)

Noncurrent portion	$21,875	$109,371

The entire non-current portion of the notes payable is scheduled to be repaid during the year ending June 30, 2009.

As part of the line-of-credit discussed above, the Company is required to maintain certain financial covenants.  At June 30, 2007, the Company was in compliance with these covenants.

Interest expense on these notes payable, which approximated interest paid, aggregated $91,926 and $127,197 for the years ended June 30, 2007 and 2006, respectively.

NOTE 6 - INCOME TAXES

The provision for income taxes consists of the following for the years ended June 30:

	2007	2006

Current income taxes
Federal	$2,305,000	$979,000
State	452,000	184,000

Deferred income taxes
Federal	61,000	(61,000)
State	12,000	(12,000)

	$2,830,000	$1,090,000

Deferred taxes result from differences between financial statement and tax reporting of income and deductions. Temporary differences giving rise to deferred taxes consist primarily of prepaid expenses and payroll related accruals not yet recognized for tax purposes, and depreciation expense.

The Company paid $2,468,850 and $1,484,350 in income taxes during the years ended June 30, 2007 and 2006, respectively.

NOTE 7 - STOCKHOLDERS’ EQUITY

Stock options

Under the terms of the stock option plan, the total shares available to be granted to certain officers and employees during any fiscal year may not exceed 10% of the outstanding shares of the Company’s outstanding stock at the beginning of that fiscal year.  Options granted by the Company have an exercise price equal to the fair market value of the Company’s stock on the grant date and vest immediately.  The options expire on dates ranging from three to five years from the grant date.  Effective July 1, 2006 the fair value of each option award is estimated on the date of grant using the Black-Scholes Option Pricing Model and the weighted average assumptions noted in the following table:

Expected volatility	11.0%
Expected annual dividend rate	10.24%
Expected terms (in years)	1
Risk-free interest rate	4.91%

Pursuant to SFAS No. 123R, the expected volatility of the options granted was estimated using the historical volatility of the software and computer services industry (the primary industry in which the Company operates) as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market.  The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following is a summary of the stock option activity for the year ended June 30, 2007:

		Weighted	Weighted
	Number	Average	Average
	of	Exercise	Contractual
	Shares	Price	Term (Years)

Outstanding at beginning of year	57	$43.50
Granted	708	$293.08
Exercised	(479)	$265.99
Cancelled	(22)	$293.08

Outstanding at end of year	264	$288.35	4.98

Options exercisable at year-end	264	$288.38	4.98

Weighted average fair value of options granted during the year	$11.12

The Company charged no compensation expense to operations related to the granting of stock options for the year ended June 30, 2007, as the amount was not considered to be material, and no compensation cost remains to be recognized in future years.  There was no intrinsic value for the options exercised during the year ended June 30, 2007.  As of June 30, 2007, there were 6,721 options available for grant.

NOTE 8 - EMPLOYEE BENEFIT PLAN

The Company maintains a defined contribution 401(k) profit sharing plan (the Plan) for all eligible employees.  Eligible employees may contribute to the Plan up to the maximum amount permitted by law.  The Company may elect to make matching contributions equal to a portion of each participant’s contribution as determined by management.  These matching contributions, along with all employee deferrals, vest immediately.  Additional profit sharing contributions to the Plan may be made at the discretion of management and vest over a five-year period, beginning with the second year of participation.  The Company recorded contributions to the Plan of $647,829 and $459,827 for the years ended June 30, 2007 and 2006, respectively.

NOTE 9 - CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMER

The Company is subject to credit risk concentrations principally from cash and cash equivalents, accounts receivable, and unbilled receivables.  The Company’s management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions.  Accounts receivable and unbilled receivables are due from agencies of the federal government and large commercial organizations located in the United States.  Accounts receivable are generally due within 30 days and no collateral is required.  Management routinely evaluates the collectibility of accounts receivable and maintains an allowance for doubtful accounts.  To date, losses from uncollectible accounts receivable have been within management’s expectations.

At June 30, 2007, one customer accounted for approximately $4,733,000, or 42%, of the Company’s accounts receivable, and approximately $22,176,000, or 45% of the Company’s revenue for the year ended June 30, 2007.  At June 30, 2006, one customer accounted for approximately $2,393,000 or 36% of the Company’s account receivable and approximately $14,789,000, or 45%, of the Company’s revenue for the year ended June 30, 2006.

NOTE 10 - COMMITMENTS

The Company leases office space and equipment under the terms of noncancelable operating leases, which expire on various dates through July 2011.  These lease agreements for office space generally include rent escalations of 3% per year.  The following is a schedule of the future minimum lease payments required under noncancelable operating leases that have initial or remaining terms in excess of one year as of June 30, 2007:

Years ending June 30,

2008	$571,000
2009	563,000
2010	569,000
2011	333,000
2012	15,000

$2,051,000

The amounts in the preceding table include future minimum lease payments required under a noncancelable operating lease entered into by the Company in July 2007.

Rent expense aggregated $574,083 and $351,484 for the years ended June 30, 2007 and 2006, respectively.